Exhibit 99

Contact:	Cynthia Swain Vice President, Corporate Communications L-3 Communications 212-697-1111

For Immediate Release

Contact:	Financial Dynamics Investors: Eric Boyriven, Alexandra Tramont Media: Evan Goetz 212-850-5600

L-3 COMMUNICATIONS ANNOUNCES $500 MILLION SHARE REPURCHASE PROGRAM

NEW YORK, NY, December 14, 2006 — L-3 Communications Holdings Inc. (NYSE: LLL) announced today that its Board of Directors has approved a share repurchase program, authorizing the company to repurchase up to $500 million of the company’s common stock over the next two years.

‘‘In addition to our regular dividend, which we instituted three years ago, the repurchase program further demonstrates our commitment to return value to our shareholders,’’ said Michael T. Strianese, L-3’s President, Chief Executive Officer and Chief Financial Officer.

Repurchases under the program may be made through open market purchases, private transactions, transactions structured through investment banking institutions or any combination thereof, in accordance with applicable federal securities laws. The timing of repurchases and the exact number of shares of common stock to be purchased will be determined by the company’s management and will depend upon market conditions and other factors. The program will be funded using the company’s cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time.

Headquartered in New York City, L-3 Communications Holdings Inc. is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3 Communications Holdings Inc. also supports a variety of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company’s web site at www.L-3Com.com.

L-3 Communications Appoints Kathleen Karelis To General Counsel                                             Page 2

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates’’ and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

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